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                                                                    Exhibit 10.1



                       INTEREP NATIONAL RADIO SALES, INC.
                                 100 Park Avenue
                            New York, New York 10017


BankBoston, N.A.
  Individually and as Agent

Summit Bank


                                                      Dated as of March 31, 1999


Re:  Amendment No. 2 to Revolving Line of Credit Agreement

Ladies and Gentlemen:

     We refer to the Revolving Line of Credit Agreement, dated as of July 2, 1998, and amended as of December 31, 1998 (the "Credit Agreement"), by and among Interep National Radio Sales, Inc. (the "Company"), the several Subsidiary Borrowers party thereto (the Company and such Subsidiary Borrowers being hereinafter called, collectively, the "Borrowers"), BankBoston, N.A., as Administrative Agent (the "Agent"), Summit Bank, as Documentation Agent, and the undersigned Lenders and other Lenders that may from time to time be parties to the Credit Agreement. All of the terms in this letter of amendment (this "Amendment") that are not defined herein, but that are defined in the Credit Agreement, shall have the meanings specified for such terms in the Credit Agreement.

     Each of the parties signing below desires to amend the Credit Agreement in accordance with the terms and conditions set forth herein and, in consideration of the promises herein contained and for other valuable consideration, each such party agrees as follows:

                                    ARTICLE I
                          AMENDMENT TO CREDIT AGREEMENT

     Effective as of March 31, 1999, the Credit Agreement is hereby amended as follows:

     1.1 Certain Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Fixed Charge Coverage" in its entirety.

     1.2. Total Leverage. Section 8.22 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          Section 8.22 Total Leverage. The Borrowers shall not permit the ratio at any time of (i) (a) Total Funded Debt, less (b) the aggregate amount of cash and Permitted Investments of the Borrowers to (ii) EBITDA (measured for the immediately preceding four Quarters for which the most recent financial statements are required to be delivered pursuant to Section 8.01 hereof), in each case measured on a consolidated basis, to be greater than
     5.25 to 1.

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     1.3.  Interest  Coverage.  Section  8.23 of the Credit  Agreement is hereby amended and restated to read in its entirety as follows:

          Section 8.23 Interest Coverage. The Borrowers shall not permit the ratio at any time of (i) EBITDA to (ii) (a) Total Interest Expense, less
     (b) the aggregate amount of interest income (in each case measured, on a consolidated basis, for the immediately preceding four Quarters for which the most recent financial statements are required to be delivered pursuant to Section 8.01 hereof) to be less than 1.60 to 1.

     1.4. Senior Leverage. Section 8.24 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          Section 8.24. Senior Leverage. The Borrowers shall not permit the ratio at any time of (i) Senior Debt to (ii) EBITDA (in each case measured, on a consolidated basis, for the immediately preceding four Quarters for which the most recent financial statements are required to be delivered pursuant to Section 8.01 hereof) to be greater than 2.00 to 1.

     1.5. Fixed Charge Coverage. Section 8.25 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          Section 8.25 Fixed Charge Coverage. The Borrowers shall not permit the ratio at any time of (i) the sum of (a) EBITDA for the immediately preceding four Quarter period for which financial statements are required to be delivered pursuant to Section 8.01 hereof, and (b) the aggregate amount of cash and Permitted Investments of the Borrowers as of the last day of such immediately preceding four Quarter period, to (ii) the sum of
     (u) Total Debt Service for such immediately preceding four Quarter period,
     (v) income taxes paid during such immediately preceding four Quarter period, (w) Capital Expenditures made during such immediately preceding four Quarter period, and (x) Net Contract Buyout Disbursements for the immediately preceding twelve months (in each case measured on a consolidated basis using the most recent financial statements required to be delivered as aforesaid) to be less than 1.10 to 1.

     1.6. Capital Expenditures. Section 8.27 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          Section 8.27 Capital Expenditures. The Borrowers shall not, on a consolidated basis, make Capital Expenditures for any fiscal year (commencing with the fiscal year ending December 31, 1998) in excess of the sum of (i) $2,200,000 and (ii) the difference, if any, between $2,200,000 and the aggregate amount of Capital Expenditures for the immediately preceding fiscal year.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     The Borrowers jointly and severally represent and warrant to the Agent and the Lenders as follows:
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     2.1. Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrowers to the Agent and the Lenders in the Credit Documents was true and correct when made and is true and correct on and as of the date hereof (after giving effect to the amendment contemplated hereby from and after the effective date therefor), except to the extent that any such representation or warranty relates by its express terms solely to a prior date. After giving effect to this Amendment, no Defaults or Events of Default are continuing.

     2.2. Corporate Authority. Each of the Borrowers has taken all necessary corporate proceedings to authorize this Amendment and the matters contemplated hereby.

     2.3. Enforceability. This Amendment has been duly executed and delivered by each of the Borrowers and is in full force and effect on and as of the date hereof, and the agreements and obligations of the Borrowers contained in this Amendment and in each of the Credit Documents after giving effect hereto, constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

                                   ARTICLE III
                        PROVISIONS OF GENERAL APPLICATION

     This Amendment constitutes and shall, for all purposes of the Credit Agreement, be deemed to be a "Credit Document". Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and each of the other Credit Documents remain unaltered. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of The Commonwealth of Massachusetts. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

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     If you are in  agreement  with the  foregoing,  please  sign  the  enclosed counterparts of this Amendment No. 2 to Revolving Line of Credit Agreement



     If you are in agreement with the foregoing, please sign the enclosed counterparts of this Amendment and return such counterparts to the undersigned.

                           Very truly yours,

                           INTEREP NATIONAL RADIO SALES, INC.


                           By:      /s/ William J. McEntee, Jr.
                           Title:   Vice President and Chief Financial Officer


                            The Subsidiary Borrowers:

                           MCGAVREN GUILD, INC.
                           D&R RADIO, INC.
                           CBS RADIO SALES, INC.
                           ALLIED RADIO PARTNERS, INC.
                           CABALLERO SPANISH MEDIA L.L.C.
                           CLEAR CHANNEL RADIO, LLC
                           AMERICAN RADIO SALES, INC.


                           By:      /s/ William J. McEntee, Jr.
                           Title:   Vice President and Chief Financial Officer
                                    of each of the corporations
                                    identified above


     The foregoing Amendment is hereby accepted by the Agent and the undersigned Lenders on and as of the date first above written and with the effect specified herein.


BANKBOSTON, N.A
  Individually and as Agent


By:      /s/ Robert F. Milordi
Title:   Managing Director


SUMMIT BANK


By:      /s/ Kenneth Stoddard
Title:   Vice President